Exhibit 10.52

FIRST AMENDMENT

This First Amendment (“Amendment”), dated as of December 19, 2003 to that certain Employment Agreement (“Agreement”) dated as of April 1, 2002, by and between Autobytel Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), with offices at 18872 MacArthur Boulevard, Irvine, California 92612-1400, and Ariel Amir (hereinafter referred to as the “Executive”), who resides at 619 Orchid Avenue, Corona del Mar, CA 92625.

WHEREAS, The parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.	The last sentence of Section 6.5 of the Agreement is hereby amended by deleting the words “prior to the Termination Date” at the end thereof.

2.	The other terms and conditions of the Agreement shall remain in effect and not be affected by this Amendment.

3.	This Amendment shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

4.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Autobytel Inc.

By:	/s/ Jeffrey A. Schwartz
Jeffrey A. Schwartz President and Chief Executive Officer

/s/ Ariel Amir
Ariel Amir